Exhibit 10.2

ASSIGNMENT AND ASSUMPTION OF

CONTRACT FOR PURCHASE AND SALE

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACT FOR PURCHASE AND SALE (this “Assignment”) is entered into effective as of August 29, 2012 (the “Effective Date”), by and between HARBOR RETIREMENT ASSOCIATES, LLC, a Florida limited liability company (“Assignor”), CHT HARBORCHASE ASSISTED LIVING OWNER, LLC, a Delaware limited liability company (“Assignee”) and RONALD D. BROWN (“Seller”).

WHEREAS, Assignor and Seller have entered into that certain Contract for Purchase and Sale dated effective January 26, 2012 (the “Contract”), in which Seller agrees to sell and Assignor, as Buyer under the Contract, agrees to purchase certain real, personal and intangible property and improvements defined as the “Property” within the Contract and by this reference incorporated herein; and

WHEREAS, Assignor wishes to assign its interest in the Contract to Assignee; and

WHEREAS, pursuant to Section 16 of the Contract, Seller must consent to any such assignment and desires to do so; and

WHEREAS, Seller is willing to consent to the assignment of the Contract as more particularly set forth below.

NOW THEREFORE, in consideration of the foregoing and Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor and Assignee to Seller, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals, Defined Terms. The foregoing recitals are true and correct and are hereby incorporated by reference. The defined terms as used in this Assignment shall have the same meaning when used herein, unless a contrary intent is indicated.

2. Assignment. Assignor hereby unconditionally grants, transfers, assigns, delivers and conveys to Assignee as of the Effective Date, all of Assignor’s right, title and interest in and to the Contract. Assignor hereby agrees to indemnify and hold harmless Assignee from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever, arising out of or incident to the Contract prior to the date hereof.

3. Assumption. Assignee hereby unconditionally assumes, and agrees to be bound by, all obligations and liabilities of Assignor under or relating to the Contract. Assignee hereby agrees to indemnify and hold harmless Assignor from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever, arising out of or incident to the Contract after the date hereof.

4. Approval. Seller approves of the foregoing assignment and assumption pursuant to Section 16 of the Contract. Seller further approves any future assignments by Assignee of this Agreement to one or more of its affiliates or an assignment by Assignee back to Assignor.

5. No Default. Seller and Assignor hereby represent and warrant to Assignee that, as of the Effective Date, neither party is in default under the terms of the Contract.

6. Counterparts. This Assignment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first above written.

“ASSIGNOR”

HARBOR RETIREMENT ASSOCIATES, LLC, a Florida limited liability company

By:	/s/ Timothy S. Smick
Name: Timothy S. Smick
Title: CEO

“ASSIGNEE”

CHT HARBORCHASE ASSISTED LIVING OWNER, LLC, a Delaware limited liability company

By:	/s/ Kevin Maddron
Name: Kevin Maddron
Title: Senior Vice President

“SELLER”

/s/ Ronld D. Brown
RONALD D. BROWN